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                                                                     Exhibit 23A

                          INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
Ryder System, Inc.:

We consent to the use of our audit report dated February 7, 2001 on the consolidated financial statements of Ryder System, Inc as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000 incorporated by reference into this Registration Statement on Form S-8, for the Ryder System, Inc. Directors Stock Plan.

/s/KPMG LLP

Miami, Florida
September 19, 2001